[GRAPHIC OMITTED]              BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA (BMA)
                                               Annuity/Variable Life Application

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Service Center [PO Box 19086, Greenville, SC  29602-9086
Phone:  (800) 423-9398  Fax:  (864) 609-3444
Overnight address:  RBC Centura, 2000 Wade Hampton Boulevard,
Greenville, SC  29615]

1a. Proposed Insured (It is recommended that the Proposed Insured and the Proposed Annuitant be the same for both the annuity and life contracts.)


Name (First, Middle, Last)       Previous Last Name(s)          Male    Female

Address (Street Number, City, State, Zip)    Birthdate  (M/D/Y) State of Birth

Social Security Number             Driver's License Number
(         )                           (          )
Home Telephone                    Business Phone                E-Mail Address

Employer/Occupation-Duties
US Citizen   Yes   No            If "No," list citizenship:

Best time and number to call Proposed Insured for telephone interview.
In the past 12 months, have you smoked cigarettes?   Yes   No

1b. Proposed Annuitant (Complete this section if the Proposed Annuitant is different from the Proposed Insured.)


Name (First, Middle, Last)   Previous Last Name(s)     Male   Female

Address (Street Number, City, State, Zip)     Birthdate (M/D/Y) State of Birth

Social Security Number              Driver's License Number
(         )                           (          )
Home Telephone                      Business Phone              E-Mail Address

Employer/Occupation-Duties
US Citizen   Yes   No            If "No," list citizenship:


2a. Proposed Owner (if different from Proposed Insured) (Proposed Owner must be the same for both the annuity and life contracts.)


Name (First, Middle, Last)    Previous Last Name(s)      Male    Female   Other

Address (Street Number, City, State, Zip)     Birthdate  (M/D/Y) State of Birth

Social Security Number/TIN               Employer/Occupation Duties
 (         )                              (          )
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Home Telephone                    Business
Phone                             E-Mail Address

If Proposed Owner is a Natural Person:  US Citizen   Yes   No
If "No," list citizenship:

If Proposed Owner is not a Natural Person, list state or country of incorporation or formation:
List date of Trust, if Proposed Owner is a Trust:


2b. Proposed Joint Owner (Proposed Joint Owner must be the same for both the annuity and life contracts.)


Name (First, Middle, Last)      Previous Last Name(s)    Male    Female   Other

Address (Street Number, City, State, Zip)  Birthdate (M/D/Y) State of Birth

Social Security Number/TIN                  Employer/Occupation Duties
(         )                                  (          )
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Home Telephone                Business Phone                     E-Mail Address

If Proposed Joint Owner is a Natural Person:  US Citizen   Yes   No
If "No," list citizenship:

If Proposed Joint Owner is not a Natural Person, list state or country of incorporation or formation:
List date of Trust, if Proposed Joint Owner is a Trust:


2c. Proposed Contingent Owner (Proposed Contingent Owner must be the same for both the annuity and life contracts.)


Name (First, Middle, Last)      Previous Last Name(s)    Male    Female   Other

Address (Street Number, City, State, Zip)     Birthdate (M/D/Y) State of Birth

Social Security Number/TIN                     Employer/Occupation Duties
 (         )                                    (          )
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Home Telephone             Business Phone             E-Mail Address

If Proposed Contingent Owner is a Natural Person:  US Citizen   Yes   No
If "No," list citizenship:

If Proposed Contingent Owner is not a Natural Person, list state or country of incorporation or formation:
List date of Trust, if Proposed Contingent Owner is a Trust:


3.   Beneficiary Designation

Name of Beneficiary (First, Middle, Last)         Relationship to Insured

Social Security Number/TIN      Birthdate (M/D/Y)    State of Birth

US Citizen   Yes   No      If "No," list citizenship:

If Beneficiary is not a Natural Person, list state or country of incorporation or formation: List date of Trust, if Beneficiary is a Trust:


4.   Annuity and Life Insurance Applied for
Annuity Plan:     [Fixed Period Certain Single Premium Immediate Annuity]

     Single Annuity Premium:

Life Insurance Plan:      [Flexible Premium Adjustable Variable Life]

     Specified Amount of Insurance:               Planned Annual Premium:


Will the proposed annuity contract be financed with funds from a 1035 Exchange:
   Yes    No

Withholding: Please select one below. If no election is made, Federal Income Tax will automatically be withheld at the 20% rate. Please note that any changes to future withdrawals could result in additional premium for the life insurance contract being due.

     1. I elect to withhold Federal Income Tax. 20% will automatically be withheld unless you indicate a different percentage: %. (Must be a percentage.)

     2.       I do not elect to withhold Federal Income Tax.

In the event the Proposed Insured does not qualify for the life insurance, the Annuity will not be issued, and any premium payment submitted with this Application will be returned to the Proposed Owner.

5a.  Replacement of Other Contracts

Does the Proposed Owner have any existing life insurance or annuity contracts?

Yes    No

Will either proposed contract replace any existing annuity or life insurance contract?

Yes    No

o If "Yes," please complete required replacement form and provide details in the chart below. For "Type" indicate life or annuity. Also indicate if the existing annuity or life insurance contract will be replaced ("R") or used as financing ("F").

Name of Insured or Annuitant          Existing Policy Number   Insurance Company               Type      R or F
------------------------------------- ------------------------ ------------------------------- --------- ----------

------------------------------------- ------------------------ ------------------------------- --------- ----------
------------------------------------- ------------------------ ------------------------------- --------- ----------

------------------------------------- ------------------------ ------------------------------- --------- ----------
------------------------------------- ------------------------ ------------------------------- --------- ----------

------------------------------------- ------------------------ ------------------------------- --------- ----------

5b.  Existing Coverage on Proposed Insured

How much total life insurance coverage with all companies is currently in force on the Proposed Insured? How much life insurance, if any, do you anticipate will remain in force if the proposed coverage is issued?

6. Portfolio Allocation (Whole percentages only and must total 100%. Pertains to Flexible Premium Adjustable Variable Life Only.)

Large-Cap Equity                                                     International Growth
   Alger American Growth                                 %               Fidelity VIP Overseas                                 %
                                                 --------                                                              --------
   Alger American Leveraged AllCap                       %               Janus Aspen International Growth                      %
                                                 --------                                                              --------
   American Century VP Income & Growth                   %            Small-Cap Equity
                                                 --------
   Babson Large Cap Value*                               %               Lazard Retirement Small Cap                           %
                                                 --------                                                              --------
   Dreyfus Disciplined Stock                             %               Stein Roe Small Cap Equity*                           %
                                                 --------                                                              --------
   Dreyfus Stock Index                                   %            Balanced
                                                 --------
   Fidelity VIP Contrafund                               %               Kornitzer Capital Balanced*                           %
                                                 --------                                                              --------
   Fidelity VIP Growth                                   %            High Yield Bonds
                                                 --------
   INVESCO VIF-Core Equity                               %               INVESCO VIF-High Yield                                %
                                                 --------                                                              --------
   Lord Abbett Growth & Income*                          %            Global Bond
                                                 --------
   Stein Roe Large Cap Growth*                           %               Standish Global Fixed Income*                         %
                                                 --------                                                              --------
Mid-Cap Equity                                                        Intermediate-Term Govt./Corporate Bonds
   Alger American MidCap Growth                          %               Standish Intermediate Fixed Income*                   %
                                                 --------                                                              --------
   American Century VP Value                             %            Cash Equivalents
                                                 --------
   Standish Mid-Cap Equity*                              %               Standish Money Market*                                %
                                                 --------                                                              --------
                                                                      Fixed Account
*Portfolios of the Investors Mark Series Fund                            BMA VUL Fixed Account                                 %
                                                                                                                       --------

7. Dollar Cost Averaging (DCA) (Pertains to Flexible Premium Adjustable Variable
  Life Only.)    NO    YES

If yes, indicate either 6 month or 12 month DCA program.

Total amount to be transferred each month:
Designated Day:      (Cannot be 29th, 30th, or 31st.  If no day is indicated,
transfers will be made on the 15th.)


8. Asset Rebalancing (Pertains to Flexible Premium Adjustable Variable Life
  Only.)         NO    YES

If yes, indicate frequency: Quarterly   Monthly   Designated Day:
(Cannot be 29th, 30th, or 31st.
If no day is indicated, transfers will be made on the 15th.)


9. Interest Sweep (Pertains to Flexible Premium Adjustable Variable Life Only.)
                 NO    YES

If yes, indicate frequency:  Quarterly   Monthly    Designated Day:
(Cannot be 29th, 30th, or 31st.
If no day is indicated, transfers will be made on the 15th.)

Transfer into the following subaccount(s):
                                                                       %
                                                                       %
                                                                       %
         Total amount of interest per frequency                 100    %


10. Suitability (Pertains to Flexible Premium Adjustable Variable Life Only.)

                                                                      Yes    No

   a. Do you believe this policy is consistent with your insurance needs and financial objectives?

   b. Do you understand the amount and duration of the death benefit may vary, depending on the investment performance of the variable subaccounts?

   c. Do you understand the policy values may increase or decrease, depending on the investment performance of the variable subaccounts?

   d.  Did you receive the current prospectus for the life policy applied for?

   e. Do you understand the initial premium will be allocated to the Money Market subaccount until the expiry of the Free Look period?


11. Telephone Transfer Authorization (Pertains to Flexible Premium Adjustable Variable Life Only.) By checking this box, I hereby authorize and direct BMA to accept telephone asset transfer instructions from any person who can furnish proper identification. This authorization is subject to the terms and provisions in the policy and prospectus. I agree that BMA will not be responsible for any loss, liability, cost, or expense for acting on the telephone instructions. BMA will employ reasonable procedures to confirm that telephone instructions are genuine.

12.  Agreement.

I agree that the Application consists of this application form, the Medical History Statement (Part 2), and any supplemental applications or amendments, if applicable. By the Application, I am applying to Business Men's Assurance Company of America ("BMA") for a flexible premium adjustable variable life insurance policy (the "Policy") and a fixed period certain single premium immediate annuity (the "Annuity"). I also agree that:

1) All statements in the Application are, to the best of my knowledge and belief, complete and true. The Application shall be the basis of any insurance issued.
2) All information given in response to the questions in the Application has been correctly recorded herein.
3) No liability for life insurance coverage exists until a Policy is delivered to and accepted by the Proposed Owner and the first premium is paid while the health of the person proposed for coverage is as stated in the Application. No Annuity will be in effect until the premium is paid during the lifetime of the Proposed Annuitant, and the Annuity is issued.
4) The acceptance of any Policy or Annuity issued on the Application shall be an acceptance and ratification of all corrections, additions, or changes made by BMA. The changes made by BMA are shown in the space below. However, any change in the amount, class, plan of insurance, benefits, or age at issue shall not be made unless agreed to in writing by the Proposed Owner.
5) IF THE POLICY APPLIED FOR HEREIN IS APPROVED AND ALL CONDITIONS FOR COVERAGE ARE MET (OR ALL CONDITIONS FOR COVERAGE ARE MET EXCEPT FOR PAYMENT OF THE FIRST PREMIUM), I HEREBY ASSIGN ALL PAYMENTS UNDER THE ANNUITY TO BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA (BMA) TO BE USED TO PAY THE ANNUAL PREMIUM ON THE POLICY. THIS ASSIGNMENT SHALL BE IRREVOCABLE, EXCEPT THAT IT SHALL BE AUTOMATICALLY REVOKED UPON TERMINATION OF THE POLICY.
6) If the Policy is not issued or I do not accept it, my application for the Annuity is withdrawn, and all premium paid will be refunded.
7) If the Proposed Owner is different from the Proposed Insured/Annuitant, the Proposed Insured/Annuitant understands that the Owner alone is entitled to all privileges incident to the ownership of the Policy and Annuity.
8) The Proposed Owner agrees to all statements, answers, and agreements by the Proposed Insured/Annuitant in the Application. 9) BMA has the right to reject or limit the amount and number of any premiums.

BMA, its reinsurers, insurance support organizations, and their authorized representatives, may obtain medical and other information in order to evaluate my application for insurance and/or to investigate a claim for benefits.

Flexible Premium Adjustable Variable Life Only:

Please check each appropriate box.

     The Proposed Owner acknowledges receipt of the current Prospectus.

     The Proposed Insured acknowledges receipt of the Medical Information Bureau, and Fair Credit Reporting Act notices.

     I UNDERSTAND THAT THE POLICY IS VARIABLE AND THAT ANY DEATH BENEFIT, SUBJECT TO THE TERMS OF THE GUARANTEED MINIMUM DEATH BENEFIT RIDER, IF APPLICABLE, AND ANY POLICY VALUE OF THE POLICY APPLIED FOR, MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE VARIABLE ACCOUNT, AND THAT THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS. The policy value allocated to the Fixed Account will accumulate interest at a rate set by the Company which will not be less than the annual minimum guaranteed interest rate. There is no guaranteed minimum policy value in the variable subaccounts. The policy value may decrease to the point where the policy will lapse and provide no further death benefit without additional payments subject to the Guaranteed Minimum Death Benefit Rider, if applicable. The policy values may also be affected by any changes in monthly deductions, the investment performance of the selected Subaccounts and the amount of interest the Company credits to the Fixed Account depending upon my selections.

     I consent to the delivery of the following documents to me in electronic format, if available electronically: Profiles, prospectuses, prospectus supplements, annual reports, semi-annual reports and proxy statements/materials. I understand that BMA will send me the above documents in electronic format, when available, until I revoke this consent. If I do not elect an electronic delivery method, all such documents will be printed for delivery. Please check one of the following:
     Disk E-Mail CD-ROM

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Special Request Box




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Anti-Fraud Statement: Any person who knowingly, and with intent to injure, defraud, or deceive any insurance company, files a statement of claim or provides false, incomplete, or misleading information as part of the information provided to obtain coverage commits a fraudulent act, which is a crime and may be subject to criminal and civil penalties.

Application taken at:  City                 State                Date


Proposed Insured (Proposed Owner unless otherwise specified) X
Proposed Annuitant (If other than Proposed Insured) X            Date
Proposed Owner (if other than Proposed Insured) X                Date
Proposed Joint Owner (if applicable) X                           Date
Proposed Contingent Owner (if applicable) X                      Date


13.  AGENT INFORMATION
Does the Proposed Owner have any existing life or annuity contracts?     Yes  No

Do you have knowledge or reason to believe that existing insurance or annuities may be replaced?

   Yes    No

If yes, complete replacement form, if required, and submit with this form.

If the specified amount of insurance in Section 4 is greater than $500,000, please provide the following information for the Proposed Insured.


     Estimated net worth:  $               Estimated annual Income:  $


Representative/Agent's Signature: X                        Print Name:

SSN:              E-mail:              Phone Number:          Fax Number:

Cell Phone Number:               Broker Number:           Agent Number:

Broker-Dealer Name:
Address:                                    Phone Number:

Compensation Option    1    2    3

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A1029                                                                  (2/03)